SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2005

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On September 27, 2005, Kite Group Realty Trust (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lehman Brothers Inc., Wachovia Capital Markets, LLC, Goldman, Sachs & Co., Raymond James & Associates, Inc., KeyBanc Capital Markets and Stifel, Nicolaus & Company, Incorporated (the “Underwriters”), pursuant to which the Company agreed to offer and sell 8,500,000 of its common shares of beneficial interest, par value $.01 per share. The closing of this offering is expected to occur on or about October 3, 2005.  Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,275,000 common shares of the Company.  Such option has not yet been exercised.  The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement. The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Some of the Underwriters and their affiliates have engaged in investment banking and other commercial dealings in the ordinary course of business with the Company.  Affiliates of Lehman Brothers Inc., Wachovia Capital Markets, LLC and KeyBanc Capital Markets, three of the Underwriters, are currently lenders under the Company’s $150 million secured revolving credit facility and will therefore receive a portion of the net proceeds from this offering through the anticipated partial repayment of indebtedness under the credit facility.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit	Document

1.1	Underwriting Agreement, dated September 27, 2005, by and among the Company, Kite Realty Group, L.P. and the underwriters named therein

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the common shares

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1 and 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: September 28, 2005	By:	/s/ Daniel R. Sink
Daniel R. Sink
Senior Vice President, Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit	Document

1.1	Underwriting Agreement, dated September 27, 2005, by and among the Company, Kite Realty Group, L.P. and the underwriters named therein

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the common shares

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1 and 8.1)